Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2019 RESULTS HIGHLIGHTING A STRONG BALANCE SHEET WITH NET DEBT TO ADJUSTED EBITDA OF 5.38x; SOLIDIFIES STRONG FOUNDATION FOR GROWTH WITH 2020 EARNINGS GUIDANCE

IRVINE, CA, February 24, 2020 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced results of operations for the fourth quarter of 2019.

RECENT HIGHLIGHTS

•
For the fourth quarter of 2019, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.20, $0.46, $0.48, $0.45 and $0.47, respectively.

•	In our managed portfolio:

◦
Our wholly-owned Senior Housing - Managed portfolio produced net income of $5.5 million and $2.8 million for the fourth quarter of 2019 and 2018, respectively, and same store year-over-year Cash NOI growth of 5.8%. The portfolio achieved full year same store Cash NOI growth of 2.4%.

◦
Our unconsolidated joint venture produced a net loss of $1.2 million and $1.8 million for the fourth quarter of 2019 and 2018, respectively, and same store year-over-year Cash NOI growth of 1.4%. The joint venture achieved full year same store Cash NOI growth of 7.0%.

•
During and subsequent to the fourth quarter of 2019, we completed real estate acquisitions of $118.1 million with a weighted average cash yield of 7.40%. Our acquisitions consisted of: (i) five Senior Housing communities (including three from our development pipeline) for $114.3 million and (ii) one addiction treatment center for $3.8 million. $35.7 million was completed during the fourth quarter, and $82.4 million was completed subsequent to year-end.

•
During the fourth quarter of 2019, we completed the sale of eight facilities for aggregate sales proceeds of $7.3 million, bringing our total aggregate sales proceeds for the year ended December 31, 2019 to $323.6 million from the sale of 39 Skilled Nursing/Transitional Care facilities and seven Senior Housing communities, and further strengthening the remaining portfolio.

•
As of December 31, 2019, we have exceeded our stated goal of lowering our Net Debt to Adjusted EBITDA (including our unconsolidated joint venture) below 5.50x, to 5.38x, down from 6.12x at the end of 2018:

◦
During the fourth quarter of 2019, we sold 11.5 million shares of common stock under our ATM programs, generating gross proceeds of $251.5 million, before $3.1 million of commissions. These proceeds were primarily used to repay all outstanding balances under our revolving credit facility and $145.0 million of U.S. dollar term loans maturing in 2022. These repayments provide us with immediately available liquidity of over $1.0 billion, along with $340.0 million available under our ATM program to, among other potential uses, match fund future acquisitions and maintain our Net Debt to Adjusted EBITDA target.

◦	Due primarily to the financing transactions completed throughout 2019, we have continued to improve the following key credit metrics compared to the fourth quarter of 2018:

▪	Net Debt to Adjusted EBITDA (including our unconsolidated joint venture) improved 0.74x, decreasing to 5.38x

▪	Interest Coverage improved 1.10x, increasing to 5.28x

▪	Fixed Charge Coverage improved 1.03x, increasing to 5.08x

▪	Total Debt/Asset Value improved 700 basis points, decreasing to 36%

For additional detail and information regarding these key credit metrics, refer to the Credit Metrics and Ratings section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations.

•
On February 4, 2020, our board of directors declared a quarterly cash dividend of $0.45 per share of common stock. The dividend will be paid on February 28, 2020 to common stockholders of record as of the close of business on February 14, 2020.

•	We have issued our 2020 earnings guidance ranges as follows (attributable to common stockholders, per diluted common share):

Net income	$0.81	-	$0.91
FFO	$1.69	-	$1.79
Normalized FFO	$1.71	-	$1.81
AFFO	$1.70	-	$1.80
Normalized AFFO	$1.70	-	$1.80
The following are significant assumptions made in determining our 2020 earnings guidance:

◦
Investments during 2020 of $159 million with a weighted average initial cash yield of 7.4%. Of that amount, $82 million of investments have already been completed in 2020, and the remaining $77 million of investments are expected to occur throughout the remainder of the year. $15 million of the remaining $77 million is expected to be from our development pipeline, with the other $62 million related to fundings under existing investments. Our 2020 earnings guidance assumes no speculative investment activity in 2020.

◦
Dispositions and loan repayments during 2020 for estimated aggregate proceeds of $111 million, with associated annualized Cash NOI of $7 million. The majority of the dispositions and repayments are expected to occur in the second quarter. These dispositions are expected to result in a net gain on sale of real estate of $12 million.

◦	The mid-point of our guidance range assumes Senior Housing - Managed portfolio same store Cash NOI changes in 2020 compared to 2019 as follows:

▪	Wholly-owned: 4%

▪	Unconsolidated joint venture: 3%

◦
Our earnings guidance assumes that we maintain Net Debt to Annualized Adjusted EBITDA (including our unconsolidated joint venture) below 5.50x throughout the year on Annualized Adjusted EBITDA between $495 million and $502 million for the year ended December 31, 2020. We expect to repay $32 million of mortgage debt with a weighted average interest rate of 2.46% in the second quarter related to dispositions. We also expect to issue between $120 million and $140 million of equity under our ATM program to fund investment activity and maintain our ratio of Net Debt to Adjusted EBITDA below 5.50x in 2020.

For additional detail and information regarding these estimates, refer to the 2020 Outlook section of our corresponding Supplemental Report and the Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
Commenting on the fourth quarter results, Rick Matros, CEO and Chairman, said, “With our balance sheet activities and restructuring completed in 2019, we have a strong foundation and are primarily focused on growth in 2020. Activity has picked up since the end of the third quarter as noted in the highlights above. Additionally, we are in the process of finalizing a purchase and sale agreement for a $150 million Senior Housing investment. While this investment is expected to be earnings neutral in the near term, it will provide additional balance to our portfolio and is expected to be accretive in the future. We are starting to see more opportunities in the Skilled Nursing/Transitional Care space and are focused on growth there. Our 2020 guidance incorporates our commitment to maintain our dividend and leverage at current levels, and we expect to see dividend coverage improve in the latter part of the year. Operating statistics for our Skilled Nursing/Transitional Care, Specialty Hospitals and Other, and Senior Housing triple-net leased portfolios have been quite stable over the last four quarters. Sabra’s same store triple-net leased coverage and occupancy are similarly stable. Sabra’s top ten relationships generally showed improved

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performance over the prior quarter. Avamere, while down from the prior quarter, appears to have bottomed out in the third quarter, and its performance is improving in the first quarter of 2020. Sabra’s same store Senior Housing - Managed portfolio continues to perform well with both the wholly-owned and Sabra’s unconsolidated joint venture with Enlivant showing strong year-over-year Cash NOI growth. In summary, our strong foundation has put us in an excellent position to make digestible, sustainable investments.”
LIQUIDITY
As of December 31, 2019, we had over $1.0 billion of liquidity, consisting of unrestricted cash and cash equivalents of $39.1 million and available borrowings of $1.0 billion under our revolving credit facility. As of December 31, 2019, we also had $340.0 million available under our ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2019 fourth quarter earnings will be held on Monday, February 24, 2020 at 10:00 a.m. Pacific Time. The dial-in number for U.S. participants is (844) 862-3710.  For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 9266147. The webcast URL is https://edge.media-server.com/mmc/p/35tkygb3. A digital replay of the call will be available on our website at www.sabrahealth.com. The Company’s supplemental information package for the fourth quarter will also be available on our website in the “Investors” section.
ABOUT SABRA
As of December 31, 2019, Sabra’s investment portfolio included 429 real estate properties held for investment (consisting of (i) 296 Skilled Nursing/Transitional Care facilities, (ii) 62 Senior Housing communities (“Senior Housing - Leased”), (iii) 46 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 25 Specialty Hospitals and Other facilities), one investment in a direct financing lease, 18 investments in loans receivable (consisting of (i) one mortgage loan, (ii) one construction loan and (iii) 16 other loans), nine preferred equity investments and one investment in an unconsolidated joint venture that owns 170 Senior Housing - Managed communities. As of December 31, 2019, Sabra’s real estate properties held for investment included 43,112 beds/units and its unconsolidated joint venture included 7,538 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our investment activity (including our expectations regarding the purchase and sale agreement we are negotiating for a potential $150 million Senior Housing investment) and our tenants’ financial performance, as well as our expected future financial position, results of operations (including our 2020 earnings guidance, as well as the assumptions set forth therein, and our dividend coverage and leverage expectations), business strategy, plans and objectives for future operations, and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; our ability to enter into a purchase and sale agreement for a potential $150 million Senior Housing investment and to consummate such transaction on

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terms that are favorable to us or at all; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Rental and related revenues	$112,847	$117,654	$452,138	$536,605
Interest and other income	4,395	3,844	81,540	16,667
Resident fees and services	38,521	17,711	128,058	70,137

Total revenues	155,763	139,209	661,736	623,409

Expenses:
Depreciation and amortization	44,032	48,078	181,549	191,379
Interest	27,429	37,226	126,610	147,106
Triple-net portfolio operating expenses	5,075	—	22,215	—
Senior housing - managed portfolio operating expenses	25,999	12,512	86,257	49,546
General and administrative	5,702	11,298	30,462	36,458
Merger and acquisition costs	232	43	424	636
(Recovery of) provision for doubtful accounts, straight-line rental income and loan losses	(219)	29,626	1,238	39,075
Impairment of real estate	2,717	—	121,819	1,413

Total expenses	110,967	138,783	570,574	465,613

Other (expense) income:
Loss on extinguishment of debt	(5,577)	(2,917)	(16,340)	(2,917)
Other income	1,709	324	2,094	4,480
Net gain (loss) on sales of real estate	1,084	(14,247)	2,300	128,198

Total other (loss) income	(2,784)	(16,840)	(11,946)	129,761

Income (loss) before loss from unconsolidated joint venture and income tax expense	42,012	(16,414)	79,216	287,557

Loss from unconsolidated joint venture	(1,161)	(1,805)	(6,796)	(5,431)
Income tax expense	(1,110)	(1,164)	(3,402)	(3,011)

Net income (loss)	39,741	(19,383)	69,018	279,115

Net income attributable to noncontrolling interests	—	(11)	(22)	(33)

Net income (loss) attributable to Sabra Health Care REIT, Inc.	39,741	(19,394)	68,996	279,082

Preferred stock dividends	—	—	—	(9,768)

Net income (loss) attributable to common stockholders	$39,741	$(19,394)	$68,996	$269,314

Net income (loss) attributable to common stockholders, per:

Basic common share	$0.20	$(0.11)	$0.37	$1.51

Diluted common share	$0.20	$(0.11)	$0.37	$1.51

Weighted-average number of common shares outstanding, basic	197,840,180	178,314,638	187,172,210	178,305,738

Weighted-average number of common shares outstanding, diluted	199,048,481	178,314,638	188,127,092	178,721,744

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31,
	2019	2018
Assets
Real estate investments, net of accumulated depreciation of $539,213 and $402,338 as of December 31, 2019 and 2018, respectively	$5,341,370	$5,853,545
Loans receivable and other investments, net	107,374	113,722
Investment in unconsolidated joint venture	319,460	340,120
Cash and cash equivalents	39,097	50,230
Restricted cash	10,046	9,428
Lease intangible assets, net	101,509	131,097
Accounts receivable, prepaid expenses and other assets, net	150,443	167,161
Total assets	$6,069,299	$6,665,303

Liabilities
Secured debt, net	$113,070	$115,679
Revolving credit facility	—	624,000
Term loans, net	1,040,258	1,184,930
Senior unsecured notes, net	1,248,773	1,307,394
Accounts payable and accrued liabilities	108,792	94,827
Lease intangible liabilities, net	69,946	83,726
Total liabilities	2,580,839	3,410,556

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2019 and 2018	—	—
Common stock, $.01 par value; 250,000,000 shares authorized, 205,208,018 and 178,306,528 shares issued and outstanding as of December 31, 2019 and 2018, respectively	2,052	1,783
Additional paid-in capital	4,072,079	3,507,925
Cumulative distributions in excess of net income	(573,283)	(271,595)
Accumulated other comprehensive (loss) income	(12,388)	12,301
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,488,460	3,250,414
Noncontrolling interests	—	4,333
Total equity	3,488,460	3,254,747
Total liabilities and equity	$6,069,299	$6,665,303

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$69,018	$279,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	181,549	191,379
Non-cash rental and related revenues	(19,449)	(36,443)
Non-cash interest income	(2,212)	(2,300)
Non-cash interest expense	10,080	10,137
Stock-based compensation expense	9,819	7,648
Non-cash lease termination income	(10,579)	—
Loss on extinguishment of debt	16,340	2,917
Provision for doubtful accounts, straight-line rental income and loan losses	1,238	39,075
Net gain on sales of real estate	(2,300)	(128,198)
Impairment of real estate	121,819	1,413
Loss from unconsolidated joint venture	6,796	5,431
Distributions of earnings from unconsolidated joint venture	13,865	8,910
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(9,639)	(6,753)
Accounts payable and accrued liabilities	(13,870)	(11,745)
Net cash provided by operating activities	372,475	360,586
Cash flows from investing activities:
Acquisition of real estate	(51,136)	(261,511)
Origination and fundings of loans receivable	(13,065)	(50,731)
Origination and fundings of preferred equity investments	—	(5,313)
Additions to real estate	(25,451)	(27,697)
Repayments of loans receivable	18,367	51,789
Repayments of preferred equity investments	5,079	6,870
Investment in unconsolidated joint venture	—	(354,461)
Net proceeds from sales of real estate	329,050	382,560
Net cash provided by (used in) investing activities	262,844	(258,494)
Cash flows from financing activities:
Net repayments of revolving credit facility	(624,000)	(17,000)
Proceeds from issuance of senior unsecured notes	638,779	—
Principal payments on senior unsecured notes	(700,000)	—
Principal payments on term loans	(145,000)	—
Principal payments on secured debt	(3,436)	(140,338)
Payments of deferred financing costs	(15,598)	(352)
Payments related to extinguishment of debt	(10,502)	(2,043)
Distributions to noncontrolling interests	(316)	(142)
Preferred stock redemption	—	(143,750)
Issuance of common stock, net	549,328	(499)
Dividends paid on common and preferred stock	(335,435)	(325,220)
Net cash used in financing activities	(646,180)	(629,344)
Net decrease in cash, cash equivalents and restricted cash	(10,861)	(527,252)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	346	(539)
Cash, cash equivalents and restricted cash, beginning of period	59,658	587,449
Cash, cash equivalents and restricted cash, end of period	$49,143	$59,658

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Year Ended December 31,
	2019	2018
Supplemental disclosure of cash flow information:
Interest paid	$123,854	$137,668
Income taxes paid	$3,911	$1,800

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$39,741	$(19,394)	$68,996	$269,314
Add:
Depreciation and amortization of real estate assets	44,032	48,078	181,549	191,379
Depreciation and amortization of real estate assets related to noncontrolling interests	—	(40)	(93)	(159)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,547	5,324	21,649	21,253
Net (gain) loss on sales of real estate	(1,084)	14,247	(2,300)	(128,198)
Net loss on sales of real estate related to unconsolidated joint venture	—	—	1,690	—
Impairment of real estate	2,717	—	121,819	1,413
FFO attributable to common stockholders	$90,953	$48,215	$393,310	$355,002
Lease termination income	(854)	—	(67,802)	—
Loss on extinguishment of debt	5,577	2,917	16,340	2,917
(Recovery of) provision for doubtful accounts and loan losses, net	(219)	28,848	1,238	30,243
Other normalizing items (1)	115	10,263	12,656	21,385
Normalized FFO attributable to common stockholders	$95,572	$90,243	$355,742	$409,547
FFO attributable to common stockholders	$90,953	$48,215	$393,310	$355,002
Merger and acquisition costs	232	43	424	636
Stock-based compensation expense	990	1,373	9,819	7,648
Non-cash rental and related revenues	(6,484)	(6,232)	(19,449)	(36,443)
Non-cash interest income	(532)	(578)	(2,212)	(2,300)
Non-cash interest expense	2,234	2,589	10,080	10,137
Non-cash portion of loss on extinguishment of debt	1,972	874	5,838	874
(Recovery of) provision for doubtful straight-line rental income, loan losses and other reserves	(219)	29,513	1,238	40,806
Non-cash lease termination income	(854)	—	(10,579)	—
Other non-cash adjustments related to unconsolidated joint venture	1,212	1,520	4,135	2,652
Other non-cash adjustments	76	(30)	171	25
AFFO attributable to common stockholders	$89,580	$77,287	$392,775	$379,037
Cash portion of lease termination income	—	—	(57,223)	—
Cash portion of loss on extinguishment of debt	3,605	2,043	10,502	2,043
Recovery of doubtful cash income	—	(508)	—	(2,668)
Other normalizing items (1)	(10)	5,002	5,056	9,374
Normalized AFFO attributable to common stockholders	$93,175	$83,824	$351,110	$387,786
Amounts per diluted common share attributable to common stockholders:
Net income (loss)	$0.20	$(0.11)	$0.37	$1.51
FFO	$0.46	$0.27	$2.09	$1.99
Normalized FFO	$0.48	$0.50	$1.89	$2.29
AFFO	$0.45	$0.43	$2.08	$2.11
Normalized AFFO	$0.47	$0.47	$1.86	$2.16
Weighted average number of common shares outstanding, diluted:
Net income (loss)	199,048,481	178,314,638	188,127,092	178,721,744
FFO and Normalized FFO	199,048,481	178,932,966	188,127,092	178,721,744
AFFO and Normalized AFFO	199,496,049	179,394,677	188,775,872	179,338,881

(1)
For FFO and AFFO, the three months and year ended December 31, 2019 include a $1.7 million settlement payment received related to a legacy CCP investment, and $0.6 million and $1.6 million, respectively, of incremental interest expense related to the redemption of the 2021 Notes and 2023 Notes. For AFFO, the year ended December 31, 2019 includes $1.4 million of write-offs related to straight-line rent receivables and $5.9 million of write-offs related to above/below market rent intangibles. For FFO, the three months and year ended December 31, 2018 include $5.2 million and $11.5 million, respectively, of acceleration of above market lease intangible amortization. For FFO and AFFO, the year ended December 31, 2018 also includes $5.5 million of capitalized issuance costs written off as a result of the preferred stock redemption and $3.2 million earned during the period related to a legacy CCP investment. In addition, other normalizing items for FFO include un-reimbursed triple-net operating expenses and CCP merger and transition costs, and other normalizing items for AFFO include un-reimbursed triple-net operating expenses and CCP transition costs.

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REPORTING DEFINITIONS

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the

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REPORTING DEFINITIONS

costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned

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REPORTING DEFINITIONS

from being leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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